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                                                                                                                        EXHIBIT 11.1

                                                          LOGIC WORKS, INC.
                                                  COMPUTATION OF EARNINGS PER SHARE

                                                                                                   YEAR ENDED DECEMBER 31,
                                                                                             1996           1995           1994
                                                                                             ----           ----           ----
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PRIMARY:

Net income (loss) per common share . . . . . . . . . . . . . . . . . . . . . . . . .    $(3,062,147)    $1,311,477       $580,191
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Weighted average number of common shares outstanding . . . . . . . . . . . . . . . .     11,335,449      8,598,719      5,210,331
Stock options granted one year prior to filing . . . . . . . . . . . . . . . . . . .              -        944,899        944,899
Stock warrants granted one year prior to filing. . . . . . . . . . . . . . . . . . .              -        159,753        198,900
Weighted average dillutive stock options outstanding . . . . . . . . . . . . . . . .              -        663,046        968,240
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Weighted average number of common shares outstanding as adjusted . . . . . . . . . .     11,335,449     10,366,417      7,322,370
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Net income (loss) per share. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $(0.27)         $0.13          $0.08
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FULLY DILUTED:
Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $(3,062,147)    $1,407,271       $701,024
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Weighted average number of common shares outstanding . . . . . . . . . . . . . . . .     11,335,449      8,598,719      5,210,331
Automatic conversion feature of Series A redeemable convertible preferred stock. . .              -              -      2,400,000
Stock options granted one year prior to filing . . . . . . . . . . . . . . . . . . .              -        944,899        944,899
Stock warrants granted one year prior to filing. . . . . . . . . . . . . . . . . . .              -        163,044        198,900
Weighted average dillutive stock options outstanding . . . . . . . . . . . . . . . .              -        741,651      1,154,762
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Weighted average number of common shares outstanding as adjusted . . . . . . . . . .     11,335,449     10,448,313      9,908,892
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Net income (loss) per share. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $(0.27)         $0.13          $0.07
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